UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

CHICAGO MERCANTILE EXCHANGE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(312) 930-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Chicago Mercantile Exchange Inc. (“CME”), a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (“CME Holdings”), occupies 70,000 square feet of trading floor space at its headquarters at 20 South Wacker Drive in Chicago, Illinois under a lease, dated November 11, 1983 and amended as of December 6, 1989 (collectively, the “Lease”), with the Chicago Mercantile Exchange Trust (successor to CME Real Estate Company) (“CME Trust”). The Lease was filed with the Securities and Exchange Commission as Exhibit 10.14 to CME’s Form S-4, dated February 24, 2000, File No. 33-95561 and is incorporated herein by reference.

On October 15, 2004, CME and the CME Trust entered into an amendment to the Lease (the “Amendment”), effective as of October 7, 2004, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Amendment extends the initial term of the Lease from October 31, 2005 to October 31, 2009 and amends the second extended term to begin on November 1, 2009 and end on October 31, 2012. To the extent that CME does not exercise its option for the second extended term, it must pay the CME Trust a termination fee of $171,000.

The CME Trust was established in 1969 to provide financial assistance, on a discretionary basis, to customers of any clearing firm that becomes insolvent. CME funded the CME Trust through tax-deductible contributions until June 1996. Trustees of the CME Trust, who are members of CME’s and CME Holdings’ Board of Directors, have discretion to use the CME Trust to satisfy customer losses in the event a clearing firm fails to or is in such severe financial condition that it cannot meet a customer’s obligations, provided that the customer’s losses are related to transactions in CME’s contracts. No outside parties, including CME, have any residual interest in the Trust.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Second Amendment to Lease, made as of October 7, 2004, between Chicago Mercantile Exchange Trust (successor to CME Real Estate Company) and Chicago Mercantile Exchange Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO MERCANTILE EXCHANGE
HOLDINGS INC.
Registrant
Date: October 18, 2004

	By:	/s/ Kathleen M. Cronin
	Name:	Kathleen M. Cronin
	Title:	Managing Director, General Counsel and Corporate
Secretary